 GUGGENHEIM ENHANCED EQUITY INCOME FUND

 POWER OF ATTORNEY
Each of the undersigned officers and trustees of  Guggenheim Enhanced Equity Income Fund, a business trust formed under the laws of the Commonwealth of Massachusetts, and after giving effect to the proposed redomestication, a successor statutory trust formed under the laws of the State of Delaware (collectively, the “Trust”), do constitute and appoint Amy J. Lee, Mark E. Mathiasen and Michael P. Megaris as true and lawful attorneys and agents, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Trust to comply with, or register any security issued by the Trust under, the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, with respect to the Trust’s Registration Statement on Form N-14 with respect to the proposed redomestication of the Trust and the proposed reorganization of each of Guggenheim Enhanced Equity Strategy Fund and Guggenheim Equal Weight Enhanced Equity Income Fund with and into the Trust, including with respect to the registration or offering of the Trust’s common shares of beneficial interest, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 16th day of August, 2016.

/s/ Donald C. Cacciapaglia Donald C. Cacciapaglia Trustee and Chief Executive Officer	/s/ Randall C. Barnes Randall C. Barnes Trustee

/s/ John L. Sullivan John L. Sullivan Chief Financial Officer, Chief Accounting Officer and Treasurer	/s/ Donald A. Chubb, Jr. Donald A. Chubb, Jr. Trustee

/s/ Jerry B. Farley Jerry B. Farley Trustee

/s/ Roman Friedrich III Roman Friedrich III Trustee

/s/ Robert B. Karn III Robert B. Karn III Trustee

/s/ Ronald A. Nyberg Ronald A. Nyberg Trustee

/s/ Maynard F. Oliverius Maynard F. Oliverius Trustee

/s/ Ronald E. Toupin, Jr. Ronald E. Toupin, Jr. Trustee